As filed with the Securities and Exchange Commission on July [   ], 2005
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Superior Well Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	20-2535684 (I.R.S. Employer Identification No.)

1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Wallace
Chief Executive Officer
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly Vinson & Elkins L.L.P. 2300 First City Tower, 1001 Fannin Houston, Texas 77002 (713) 758-2222	Christopher Kelly Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939
     Approximate date of commencement of proposed sale to the public: After the effective date of this registration statement as determined by market conditions and other factors.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-124674.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities To Be Registered	Offering Price (1)(2)	Registration Fee
Common Stock, par value $0.01	$84,000,000	1,647.80

(1)	Based on the initial public offering price of $13.00 per share.

(2)	The registrant previously paid registration fees of $8,239 under Registration Statement on Form S-1, as amended (Registration No. 333-124674), with respect to shares of Common Stock having a proposed maximum aggregate offering price of $70,000,000.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 relates to the registrant’s prior registration statement (File No. 333-124674) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $84,000,000 of Common Stock. The contents of the Registration Statement on Form S-1 (File No. 333-124674) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 6, 2005, as amended by Amendment No. 1 filed with the Commission on June 24, 2005, Amendment No. 2 filed with the Commission on July 15, 2005, and Amendment No. 3 filed with the Commission on July 22, 2005, which was declared effective on July 28, 2005, including, in each case, the exhibits thereto, are incorporated herein by reference.
     The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.
II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, in the Commonwealth of Pennsylvania, on July 28, 2005.

SUPERIOR WELL SERVICES, INC.
By:	/s/ David E. Wallace
	Name:	David E. Wallace
	Title:	Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature		Date

/s/ David E. Wallace David E. Wallace	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 28, 2005

* Thomas W. Stoelk	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2005

* Mark A. Snyder	Director	July 28, 2005

* David E. Snyder	Director	July 28, 2005

* Charles C. Neal	Director	July 28, 2005

*	Director	July 28, 2005
John A. Staley, IV

By:	/s/ David E. Wallace David E. Wallace	July 28, 2005
Attorney-in-Fact
II-2

INDEX TO EXHIBITS

Exhibits

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Schneider, Downs & Co.

23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-124674) filed with the Securities and Exchange Commission on May 6, 2005 and incorporated by reference herein).